ANNTAYLOR
                                    ---------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   ----------------------------------------
                            TO BE HELD MAY 18, 1999
                            -----------------------
                          ___________________________

NOTICE IS HEREBY  GIVEN that the Annual  Meeting of  Stockholders  of AnnTaylor
-----------------------
Stores Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m. on Tuesday, May 18, 1999, at The Rihga Royal Hotel, 151 West 54th Street, 54th floor, New York, New York, for the following purposes:

1. To elect three Class II Directors of the Company, each to serve for a term of three years;

2. To amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 40 million shares to 120 million shares;

3.    To approve the Company's Associate Discount Stock Purchase Plan;

4. To ratify the appointment by the Company of Deloitte & Touche llp as the Company's independent auditors for fiscal 1999; and

5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the office of the Secretary of the Company, 142 West 57th Street, New York, New York, for at least ten days prior to the meeting, and will also be available for inspection at the meeting.

                               By Order of the Board of Directors,

                               Jocelyn F.L. Barandiaran
                               Secretary
New York, New York
April 2, 1999

                            YOUR VOTE IS IMPORTANT
                            ----------------------


WHETHER  OR NOT YOU  PLAN TO  ATTEND  THE  ANNUAL  MEETING  IN  PERSON,  PLEASE
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COMPLETE,  SIGN AND DATE THE  ENCLOSED  PROXY CARD,  AND MAIL IT TO THE COMPANY
---------  -----------------  --------  -----------  --------------------------
IN THE  ENCLOSED  POSTAGE-PAID  ENVELOPE  AS  SOON  AS  POSSIBLE.  RETURNING  A
------  --------  ------------  --------  --  ----  --  ---------  ---------  -
SIGNED  PROXY WILL NOT  PREVENT  YOU FROM  ATTENDING  THE MEETING AND VOTING IN
------  --------------  -------  --------  ---------  -------------------------
PERSON, IF YOU SO DESIRE.
-------------------------


===============================================================================

                                   ANNTAYLOR

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999

                                PROXY STATEMENT
                          __________________________

      This Proxy Statement is being furnished to the stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company, to be held at 9:00 a.m. on Tuesday, May 18, 1999, at The Rihga Royal Hotel, 151 West 54th Street, 54th floor, New York, New York, and at any and all adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon (1) the election of three Class II Directors, each to serve for a term of three years; (2) a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40 million shares to 120 million shares, (3) the approval of the Company's Associate Discount Stock Purchase Plan, and (4) a proposal to ratify the appointment of the Company's independent auditors for fiscal year 1999.

      This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of the Company on or about April 2, 1999.


                   VOTING RIGHTS AND SOLICITATION OF PROXIES

      Only holders of record of the Company's common stock, par value $.0068 per share ("Common Stock"), at the close of business on March 22, 1999 (the
"Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were __________ shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. Each stockholder will be entitled to one vote per share, in person or by proxy, for each share of Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting.

      The Class II Directors will be elected by the affirmative vote of holders of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Annual Meeting.

===============================================================================

      Approval  of  the  amendment  to  the  Compan's   Amended  and  Restated
Certificate of Incorporation ("Certificate of Incorporation") to increase the number of authorized shares from 40 million shares to 120 million shares requires the affirmative vote of holders of a majority of the Company's outstanding Common Stock entitled to vote at the Annual Meeting.

      Approval of the Associate Discount Stock Purchase Plan and ratification of the appointment of the Company's independent auditors for the Company's 1999 fiscal year require the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

      In determining whether each of the proposals submitted to a vote of the stockholders has received the requisite number of affirmative votes, (i) abstentions will not be counted as votes cast in connection with determining the plurality required to elect a director and will have no effect on the outcome of that vote, and (ii) abstentions will be counted and will have the same effect as a vote against the amendment of the Certificate of Incorporation, adoption of the Associate Discount Stock Purchase Plan, and ratification of the appointment of the Company's independent auditors.

      If a broker indicates on a proxy that it does not have discretionary authority and has not received voting instructions from the beneficial owners as to certain shares to vote on a particular proposal ("broker non-votes"), those shares will not be considered as present or voted with respect to that matter and will have no effect on the outcome of the vote on any proposal, except that broker non-votes will be counted and will have the same effect as a vote against the amendment to the Certificate of Incorporation.

      Shares of Common Stock that are represented by properly executed proxies (that have not been revoked) and received in time for voting at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them:

(1)   FOR the  election  of the  Board  of  Directors'  nominees  as  Class  II
      Directors,

(2) FOR the amendment to the Certificate of Incorporation to increase the number of authorized shares from 40 million shares to 120 million shares,

(3)   FOR the approval of the Associate Discount Stock Purchase Plan, and

(4)   FOR  the   ratification  of  Deloitte  &  Touche  llp  as  the  Company's
      independent auditors for the Company's 1999 fiscal year.

      No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Annual

===============================================================================

Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgement on such matters.

      For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a director at an annual meeting, see "Stockholder Proposals for 2000 Annual Meeting".

      Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any proposal to be acted on at the Annual Meeting.

      Stockholders who execute the enclosed proxy may still attend the Annual Meeting and vote in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 142 West 57th Street, New York, New York 10019, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

      This solicitation is being made by the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation.

      The principal executive offices of the Company are located at 142 West 57th Street, New York, New York 10019.


                                  PROPOSAL 1
                                  ----------

                        ELECTION OF CLASS II DIRECTORS
                        ------------------------------


      The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III, serving staggered three-year terms. The Company's Certificate of Incorporation requires that such classes be as nearly equal in number of directors as possible.

      The terms of the Company's three current Class II Directors, James J. Burke, Jr., Patricia DeRosa and Ronald W. Hovsepian, expire at the Annual Meeting. At the Annual Meeting, three Class II Directors are to be elected to serve three-year terms ending in the year 2002 or until their respective successors are elected and qualified, or their earlier death, resignation or removal. The Board of Directors has nominated Mr. Burke, Ms. DeRosa and Mr. Hovsepian for re-election as Class II Directors. Each of the three nominees has consented to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so elected. In the event that any of these nominees

===============================================================================
should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of a nominee unable to serve.


           THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
              "FOR" THE COMPANY'S NOMINEES AS CLASS II DIRECTORS.
              -----



      Set forth below is a brief biography of each nominee for election as a Class II Director and of all other members of the Board of Directors who will continue in office.


                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS
                              TERM EXPIRING 2002



      JAMES J. BURKE, JR., AGE 47. Mr. Burke has been a Director of the Company and its wholly owned operating subsidiary, AnnTaylor, Inc. ("Ann Taylor"), since February 1989. He has been a partner of Stonington Partners, Inc. ("Stonington Partners"), a private investment firm, since November 1993, and a director of Stonington Partners since August 1993. He was a partner of Merrill Lynch Capital Partners, Inc. ("ML Capital Partners"), a private investment firm associated with Merrill Lynch & Co., Inc. ("ML&Co."), from May 1993 through June 1994, and was president and chief executive officer of ML Capital Partners from January 1987 through April 1993. Mr. Burke was a first vice president of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") from July 1988 through June 1994 and was a managing director of the Investment Banking Division of ML&Co. from April 1985 through June 1994. Since June 1994, Mr. Burke has served as a consultant to ML Capital Partners. Mr. Burke is also a director of Borg-Warner Security Corporation, Education Management Corp., Pathmark Stores, Inc., Supermarkets General Holdings Corporation and United Artists Theatre Circuit, Inc., and several privately held companies.

      PATRICIA DEROSA, AGE 46. Ms. DeRosa has been President, Chief Operating Officer and a Director of the Company and Ann Taylor since December 1996. From August 1995 to November 1996, she was executive vice president, business development of Charming Shoppes, Inc., a women's specialty apparel retailer. From 1975 to 1981 and from 1983 to August 1995, she served in various capacities at The Gap, Inc., a specialty apparel retailer, including from 1993 to 1995 as president of the GapKids division.

      RONALD W. HOVSEPIAN, AGE 37. Mr. Hovsepian has been a Director of the Company and Ann Taylor since June 1998. He has been vice president of business development of International Business Machines Corporation (IBM), a supplier of advanced information processing products and services, since January 1999. He was general manager of IBM's global retail and distribution industry solutions organization in 1998; from 1996 to 1997 he was vice president, supply chain solutions, and from 1994 to 1995 he was director, consumer driven solutions, at IBM Corp.

==============================================================================

                         INCUMBENT CLASS III DIRECTORS
                              TERM EXPIRING 2000


      GERALD S. ARMSTRONG, AGE 55. Mr. Armstrong has been a Director of the Company and Ann Taylor since February 1989. He has been the managing partner of Arena Capital Partners, LLC ("Arena"), a private investment firm, since January 1998. Mr. Armstrong was a partner of Stonington Partners from November 1993 to December 1997, and a director of Stonington Partners from August 1993 to December 1997. He was a partner of ML Capital Partners from May 1993 through June 1994, and was an executive vice president of ML Capital Partners from November 1988 through April 1993. Mr. Armstrong was also a managing director of the Investment Banking Division of ML&Co. from November 1988 through June 1994. Since June 1994, Mr. Armstrong has served as a consultant to ML Capital Partners. Mr. Armstrong is also a director of Blue Bird Corporation and World Color Press, Inc.

      WESLEY E. CANTRELL, AGE 64. Mr. Cantrell has been a Director of the Company and Ann Taylor since November 1998. He has been president and chief executive officer of Lanier WorldWide, Inc. since March 1987. Lanier WorldWide is engaged in the office systems and equipment business, and is an operating unit of Harris Corporation, a company engaged in the communications, semiconductors, office systems and equipment, and advanced electronic systems industries.

      HANNE M. MERRIMAN, AGE 57. Ms. Merriman has been a Director of the Company and Ann Taylor since December 1993. She has been the Principal in Hanne Merriman Associates, retail business consultants, since January 1992. Ms. Merriman is also a director of USAirways Group, Inc., The Rouse Company, State Farm Mutual Automobile Insurance Company, Ameren Corp., Central Illinois Public Service Company, T. Rowe Price Mutual Funds, and Finlay Enterprises, Inc. She also serves as a director of the Children's Hospital Foundation (part of the Children's National Medical Center), and is a member of the National Women's Forum.


                          INCUMBENT CLASS I DIRECTORS
                              TERM EXPIRING 2001

      ROBERT C. GRAYSON, AGE 54. Mr. Grayson has been a Director of the Company and Ann Taylor since April 1992. He has been president of Robert C. Grayson & Associates, Inc., a retail marketing consulting firm, since
February 1992. He has also served as chairman of Berglass-Grayson, a management consulting firm, since June 1995. He was a vice chairman of the board of Tommy Hilfiger Corp., an apparel manufacturer and retailer, and chairman of the board of Tommy Hilfiger Retail, a subsidiary of such company, from June 1994 to March 1996. Mr. Grayson is also a director of Sunglass Hut International, Inc., Kenneth Cole Productions, Inc. and Frisby Technologies Inc.
===============================================================================

      ROCHELLE B. LAZARUS, AGE 51. Ms. Lazarus has been a Director of the Company and Ann Taylor since April 1992. She has been chief executive officer of Ogilvy & Mather Worldwide, an advertising agency, since September 1996, and also chairman of Ogilvy & Mather Worldwide since March 1997. She was president and chief operating officer of Ogilvy & Mather Worldwide from December 1995 to September 1996, and was president of Ogilvy & Mather North America from April 1994 to December 1995.

      J. PATRICK SPAINHOUR, AGE 49. Mr. Spainhour has been Chairman and Chief Executive Officer of the Company and Ann Taylor since August 1996 and a Director of the Company and Ann Taylor since February 1996. From February 1996 to August 1996, he was President and Chief Operating Officer of the Company and Ann Taylor. From August 1994 to February 1996, Mr. Spainhour was executive vice president and chief financial officer of The Donna Karan Company, a designer apparel company. From February 1993 to July 1994, he was executive vice president, finance and operations of Stride Rite Corp., a footwear company.


BOARD OF DIRECTORS AND COMMITTEE MEETINGS

      The Company's Board of Directors held six meetings in fiscal 1998. Each Director attended at least 75% of the total number of Board meetings and meetings of Board committees on which such Director served. The Board of Directors has established standing Audit, Compensation and Nominating Committees. The membership and functions of the standing committees of the Board of Directors are as follows:

      AUDIT COMMITTEE: The principal functions of the Audit Committee include recommending independent auditors and reviewing the terms of their engagement; conferring with them regarding the scope and results of their audit of the Company's financial statements, and regarding the Company's internal accounting controls and other matters; conferring with the Company's director of internal audit regarding planned activities of the Company's internal audit department and reviewing the results of such audits; and reviewing the adequacy of internal accounting controls and the results of fiscal policies and financial management of the Company. The Audit Committee held two meetings in fiscal 1998. The current members of the Audit Committee are Mr. Grayson (Chairman), Ms. Lazarus and Ms. Merriman.

      COMPENSATION COMMITTEE: The principal functions of the Compensation Committee are to establish the Company's executive compensation practices; review and approve or make recommendations regarding the compensation of the executive officers of the Company; and to administer certain of the Company's benefit plans, including its stock option plans and other incentive compensation plans. The Compensation Committee held four meetings in fiscal 1998. The current members of the Compensation Committee are Ms. Lazarus (Chairman), Mr. Armstrong, Mr. Burke and Ms. Merriman.
===============================================================================

      NOMINATING COMMITTEE: The principal function of the Nominating Committee is to make recommendations to the Board of Directors with respect to qualified candidates to serve as Directors of the Company. The Committee will consider nominees recommended by stockholders. To be considered, such recommendations should be submitted in writing to the Secretary of the Company and should include a description of the proposed nominee's qualifications, other relevant biographical data, and the written consent of the proposed nominee to serve, if elected. In addition, the Company's By-Laws provide procedures under which stockholders may directly nominate persons for election as directors. See "Stockholder Proposals for 2000 Annual Meeting". The Nominating Committee held two meetings in fiscal 1998. The current members of the Nominating Committee are Ms. Merriman (Chairman), Mr. Armstrong and Mr. Grayson.


COMPENSATION OF DIRECTORS AND RELATED MATTERS

      Directors who are employees of the Company do not receive any compensation for serving on the Board of Directors of the Company or Ann Taylor. In addition, Mr. Armstrong and Mr. Burke, who serve on the Boards of the Company and Ann Taylor as representatives of ML&Co. and certain of its affiliates, have declined to receive any compensation from the Company for Board service. All other Directors (referred to below as "non-employee Directors") receive an annual retainer of $20,000, plus $1,000 for each meeting of the Board or committee of the Board that they attend. Committee chairs also receive an annual stipend of $3,000 for their service as such. In addition, commencing with fiscal 1998, each non-employee Director also receives an annual grant of an option to purchase 2,000 shares of Common Stock. Any new non-employee Director joining the Board will, at the time of election, also receive an initial grant of an option to purchase 7,500 shares of Common Stock. On June 17, 1998, incumbent non-employee Directors were each granted a one-time option to purchase 7,500 shares of Common Stock.

      All stock option grants to Directors are made under the Company's 1992 Amended and Restated Stock Option and Restricted Stock and Unit Award Plan
(the "Stock Option Plan"), have an exercise price equal to the Fair Market Value (as defined under the Stock Option Plan) of a share of Common Stock on the date of grant, and have a term of ten years. Directors' rights to exercise stock options vest on the first anniversary of the date of the grant.

      Mr. Armstrong and Mr. Burke serve on the Boards of Directors of the Company and Ann Taylor as representatives of ML&Co. and certain of its affiliates, pursuant to consulting agreements between them and ML&Co. Such consulting agreements provide, among other things, for their continued availability to serve on the Boards of Directors of the Company, Ann Taylor and certain other companies in which ML&Co. or certain of its affiliates have equity investments, unless requested to resign by ML&Co., and for their compensation by ML&Co. for serving in such capacities and for other consulting services. As indicated above, Mr. Armstrong and Mr. Burke have
declined  to  receive  any   compensation   from  the  Company  or  Ann  Taylor
===============================================================================

(including stock options) as long as they are receiving compensation from ML&Co. for their service on the Company's Board. As of the Record Date, ML&Co. and certain of its affiliates beneficially owned an aggregate of ____% of the Company's Common Stock.



                                  PROPOSAL 2
                                  ----------

   AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE IN THE
   --------------------------------------------------------------------------
   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40 MILLION SHARES TO 120
   -------------------------------------------------------------------------
                                MILLION SHARES
                                --------------

      At the Annual Meeting, there will be submitted to stockholders a proposal to amend the Company's Certificate of Incorporation to increase the total number of shares of Common Stock that the Company is authorized to issue from 40 million shares to 120 million shares.

      The Company presently is authorized to issue 40 million shares of Common Stock having a par value of $.0068 per share. As of March 22, 1999, approximately _____ million shares of Common Stock were issued and approximately _____ million shares were outstanding (net of approximately _____ treasury shares). Of the remaining authorized but unissued shares, approximately 2.6 million shares are reserved for issuance under the Company's stock option plans, 2,800 shares are reserved for issuance upon the conversion of the Company's outstanding warrants, and 5.1 million shares are reserved for issuance upon the conversion of the Company's outstanding convertible debentures. In addition, if the Associate Discount Stock Purchase Plan is approved by shareholders at the 1999 Annual Meeting, 250,000 shares of Common Stock will be reserved for issuance under that plan. Based upon the foregoing, the Company has only approximately ________ shares remaining available for other purposes.

      On March 10, 1999, the Board of Directors approved the amendment to the Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued by the Company, from 40 million shares to 120 million shares, subject to shareholder approval at the Annual Meeting. The pertinent provisions of the amendment to the Certificate of Incorporation are set forth in Exhibit A to this Proxy Statement (the "Amendment"). No change is proposed to be made to the number of shares of preferred stock that the Company is authorized to issue. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the proposed Amendment. If the proposal is accepted, it is anticipated that the Amendment will be filed with the Delaware Secretary of State and become effective immediately following the Annual Meeting.

      The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock, in order that the Company may have shares available for future stock dividends or splits, financing and acquisition transactions, employee benefit plans and other general corporate purposes. If the amendment is approved, the Company
===============================================================================
will also have greater flexibility in the future to issue shares in excess of those presently authorized, without the expense and delay of a special shareholders' meeting.

      Except in connection with the Company's existing employee benefit plans, the proposed Associate Discount Stock Purchase Plan, and shares reserved for issuance upon conversion of the Company's outstanding convertible debentures and warrants, the Board of Directors has no present intention or commitment to issue additional shares of Common Stock.

      If the Board of Directors deems it to be in the best interests of the Company and the stockholders to issue additional shares of Common Stock in the future, additional shares of Common Stock may be issued at such times and in such amounts and upon such terms as the Board of Directors may determine, without further approval of the stockholders. The Board of Directors generally would not seek further authorization by vote of the shareholders, unless such approval is expressly required by applicable law or stock exchange regulations.

      Stockholders of the Company have no preemptive right to purchase additional shares of Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares.

      The proposed Amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. For example, in the event of a hostile attempt by a third party to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock. The issuance of additional shares of Common Stock would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of unsolicited takeover attempts, the proposed amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take over control of the Company, and the Board of Directors is not presenting this proposal with the intent that it be utilized as a type of anti-takeover device.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
       THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                 FROM 40 MILLION SHARES TO 120 MILLION SHARES.


===============================================================================

                                  PROPOSAL 3
                                  ----------

                           APPROVAL OF THE COMPANY'S
                           -------------------------
                    ASSOCIATE DISCOUNT STOCK PURCHASE PLAN
                    --------------------------------------

      At the Annual Meeting, there will be submitted to stockholders a proposal to approve the adoption of the Company's Associate Discount Stock Purchase Plan (the "Plan") for the benefit of the employees of the Company and participating subsidiaries. The Board of Directors believes that the proposed Plan is in the best interests of the Company and its stockholders and employees.

      The Plan is designed to encourage and assist a broad spectrum of employees of the Company and participating subsidiaries to acquire an equity interest in the Company through the purchase of Common Stock through payroll deductions. It is believed that employee participation in the ownership of the Company is to the mutual benefit of both the employees and the Company. The Company also believes that the Plan will assist it in recruiting and retaining employees, in that other companies with whom the Company competes for employees provide greater benefits to their employees, including by having adopted discount employee stock purchase plans.

      The following description of the Associate Discount Stock Purchase Plan is not intended to be complete and is qualified in its entirety by the complete text of the Plan, attached to this Proxy Statement as Exhibit B. Capitalized terms used in this summary and not defined herein, have the meanings assigned to them in the Plan.

DESCRIPTION OF PRINCIPAL FEATURES OF THE PLAN

      All employees of the Company and any Subsidiary that the Board designates as a participating Subsidiary under the Plan (other than "seasonal" employees and employees who are citizens of a foreign country the laws of which prohibit the granting of options to its citizens), will be eligible to participate in the Plan as of the first enrollment date following their employment. Subject to stockholder approval, current employees will be eligible to participate in the Plan effective August 1, 1999.

      There will be two six-month Offering Periods under the Plan each year, commencing each February 1 and August 1. Subject to stockholder approval, the first Offering Period will commence August 1, 1999. The last Offering Period will commence February 1, 2009. Participants in the Plan may elect to make contributions of up to a maximum of 15% of their compensation. As soon as practicable following the end of each Offering Period, the Company will apply the funds then in each Participant's Account to the purchase of shares of Common Stock. The price paid for each share purchased will be 85% of the lower of the closing price for the Common Stock on the New York Stock Exchange on (i) the first trading day of the Offering Period for which the purchase is made and (ii) the last day of the Offering Period for which the purchase is made. There is no limit on the number of shares that may be purchased under the Plan; however, no Participant's right to acquire shares may accrue at a rate exceeding $25,000 of Fair Market Value of Common Stock (determined as of the first business day
===============================================================================
in an Offering Period) in any calendar year, nor may a Participant acquire shares under the Plan if, after such purchase, such Participant would own shares, or options to purchase shares, representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

     The Plan will be administered by a Committee appointed by the Board. The Committee will have authority to delegate any or all of its authority under the Plan to Company management. The Board of Directors may amend or terminate the Plan at any time. The Board may also provide for an adjustment in the purchase price and the number and kind of securities available under the Plan in the event of reorganization, recapitalization, stock split or other similar events. Amendments that would increase the number of shares of Common Stock reserved for purchase, materially increase benefits to Participants, or materially modify the requirements for participation under the Plan, also require stockholder approval. An aggregate of 250,000 shares will be available for issuance under the Plan (subject to equitable adjustment to reflect stock splits, stock dividends and other capital adjustments). Shares available under the Plan may be either outstanding treasury shares held by the Company or newly issued shares.

FEDERAL INCOME TAX CONSEQUENCES


      The  following is a brief summary of certain of the U.S.  federal  income
      -------------------------------------------------------------------------
tax  consequences  of  certain  transactions  under the Plan,  based on federal
-------------------------------------------------------------------------------
income  tax  laws  currently  in  effect.  This  summary  is  not  intended  to
-------------------------------------------------------------------------------
provide, or to supplement, tax advice to eligible employees.
------------------------------------------------------------


      Tax  consequences  associated with payroll  deductions.  The compensation
      ---  ------------  -----------------------  -----------
paid to a Participant from whom payroll deductions are taken for purposes of purchasing Common Stock under the Plan is taxable to the Participant as ordinary income in the year paid and deductible in such year by the Company.


      Tax  consequences  to  Participants  with  respect  to the  purchase  and
      ---  ------------  --  ------------  ----  -------  ------  --------  ---
disposition  of  shares.  In  general,  Participants  who are  citizens  of the
-----------  --  -------
United States will not have taxable income or loss under the Plan until they sell or otherwise dispose of shares acquired under the Plan (or die while holding such shares in their accounts). If the shares are held, as of the date of sale or disposition, for longer than both (i) two years after the beginning of the enrollment period for which they were purchased, and (ii) one year following purchase, the sale is considered a "qualifying disposition". For qualifying dispositions, the Participant will be treated as having taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the gain on the sale), and any amount realized in excess of such ordinary income will be taxed as long-term capital gain. If the shares are sold at less than the purchase price, the Participant will have a capital loss equal to the difference between the sale price and the purchase price.


      If a disposition does not meet the foregoing criteria, it is a disqualifying disposition, and the Participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the Participant will

===============================================================================
have taxable capital gain (or loss) equal to the difference between the sale price and the purchase price plus the amount of ordinary income recognized.


     Tax   consequences  to  the  Company  with  respect  to  the  purchase  and
     ---   ------------  --  ---  -------  ----  -------  --  ---  --------  ---
disposition of shares.  The Company is not entitled to any federal tax deduction
----------------------
when shares of Common Stock are purchased pursuant to the Plan. The Company will be entitled to a deduction only if the Participant makes a disqualifying disposition of shares purchased under the Plan. In such case, the Company can generally deduct as compensation expense an amount equal to the amount of ordinary income taxable to the Participant as a result of the disqualifying disposition. The Company is not entitled to an income tax deduction with respect to qualifying dispositions.


STOCKHOLDER APPROVAL

      The approval of the Associate Discount Stock Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                                                                 -----
          THE ADOPTION OF THE ASSOCIATE DISCOUNT STOCK PURCHASE PLAN.


                                  PROPOSAL 4
                                  ----------

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
              ---------------------------------------------------

      The Board of Directors has reappointed the firm of Deloitte & Touche llp, Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for fiscal year 1999. Deloitte & Touche llp has served as the independent auditors of the Company since January 1989. Although action by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request stockholder ratification of the selection of the Company's independent auditors. If stockholders do not approve ratification of the selection of such auditors, the Board of Directors will reconsider the selection. Ratification will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
          RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1999.

      Representatives of Deloitte & Touche llp are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

===============================================================================

                            STOCK PERFORMANCE GRAPH
                            -----------------------

      The following graph compares the percentage changes in the Company's cumulative total stockholder return on the Company's Common Stock for the five-year period ended January 30, 1999, with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Specialty Apparel Retailers Index ("DJ Apparel") for the same period. In accordance with the rules of the Commission, the returns are indexed to a value of $100 at January 29, 1994 and assume that all dividends were reinvested.


            COMPARISON OF FIVE-YEAR ANNUAL CUMULATIVE TOTAL RETURN
                ANN TAYLOR, S&P 500 INDEX, AND DJ APPAREL INDEX


                               CUMULATIVE TOTAL RETURN


                        1/29/94   1/28/95   2/3/96   2/1/97   1/31/98   1/30/99
                        -------   -------   ------   ------   -------   -------

AnnTaylor Stores Corp.      100       155       52       79        53       177
-------------------------------------------------------------------------------
S & P 500                   100       101      139      176       224       296
-------------------------------------------------------------------------------
Dow Jones                   100        90      105      124       204       378
Retailers-Speciality-Apparel
-------------------------------------------------------------------------------


================================================================================

                    BENEFICIAL OWNERSHIP OF COMMON STOCK
                    ------------------------------------

 PRINCIPAL STOCKHOLDERS

      As of the March 22, 1999 Record Date, the outstanding Common Stock was held of record by ____ stockholders. The following table sets forth certain information as of the Record Date concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, by the named executives listed in Table I above, and by all directors and executive officers as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.


                                                        No. of    Percent
                                                      Shares of   -------
               Name of Beneficial Owner              Common Stock
               ------------------------              ------------

Morgan Stanley Dean Witter & Co. (a) .................. 4,191,741   ___%
Fleet Financial Group, Inc. (b)........................ 1,824,484   ___%
Merrill Lynch & Co., Inc. and certain affiliates (c)... 1,733,628   ___%
FMR Corp. (d).......................................... 1,649,450   ___%
AMVESCAP PLC (e)....................................... 1,325,800   ___%
Barclays Global Investors, N.A. and Barclays Global
  Fund
        Advisors (f)................................... 1,292,660   ___%
J. Patrick Spainhour (g)...............................   200,410      *
Patricia DeRosa (g)....................................    99,333      *
Walter J. Parks (g)....................................       625      *
Jocelyn F.L. Barandiaran (g)...........................    51,465      *
James M. Smith (g).....................................     2,781      *
Gerald S. Armstrong (h)(i).............................    10,964      *
James J. Burke, Jr. (h)................................    52,920      *
Wesley C. Cantrell.....................................         0      *
Robert C. Grayson......................................    25,000      *
Ronald Hovsepian.......................................         0      *
Rochelle B. Lazarus (j)................................       600      *
Hanne M. Merriman......................................       200      *
All executive officers and directors as a group (12
  persons) (k).........................................   444,298   ___%
___________

*     Less than 1%

(a) Pursuant to a Schedule 13G dated February 12, 1998 and filed with the Commission by Morgan Stanley Dean Witter & Co., Morgan Stanley Dean Witter Advisors Inc., and Van Kampen Asset Management Inc., Morgan Stanley Dean Witter & Co had shared voting power with respect to 3,708,741 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 4,191,741 shares; Morgan Stanley Dean Witter Advisors Inc. had shared voting power with respect to 1,891,400 shares, sole dispositive power with respect to no shares, shared dispositive power with respect to 1,891,400 shares, and sole dispositive power with respect to no shares; and Van Kampen Asset
      Management Inc. had shared voting power with respect to 1,164,082 shares, sole dispositive power with respect to no shares, shared dispositive power with respect to 1,294,382 shares, and sole dispositive power with respect to no shares. The address for Morgan Stanley Dean Witter & Co. is 1585 Broadway, New York, NY 10036; for Morgan Stanley Dean Witter Advisors Inc. is Two World Trade Center, New York, NY 10048; and for Van Kampen Asset Management Inc. is One Parkview Plaza, Oakbrook Terrace, IL 60181.
==============================================================================

(b) Pursuant to a Schedule 13G dated February 13, 1998 and filed with the Commission by Fleet Financial Group, Inc. ("Fleet"), Fleet had sole voting power with respect to 25,000 shares, shared voting power with respect to 1,799,484 shares, sole dispositive power with respect to 25,000 shares, and shared dispositive power with respect to 1,686,400 shares. The address for Fleet Financial Group, Inc. is One Federal Street, Boston, Massachusetts 02110.

(c) Pursuant to an amendment to a Schedule 13G dated February 16, 1999 and filed with the Commission by ML&Co., its subsidiary Merrill Lynch Group, Inc. ("ML Group") and certain of their affiliates (collectively, the "Merrill Lynch Entities"), ML&Co. and ML Group are deemed to beneficially own an aggregate of 1,733,628 shares of Common Stock. ML&Co. and ML Group may be deemed to beneficially own these shares as a result of their control of their wholly owned subsidiaries (i) Merrill Lynch Capital Partners, Inc., which is the general partner of both (a) MLCP Associates L.P. No. I, and (b) Merrill Lynch LBO Partners No. B-I, L.P., a limited partnership that acts as general partner of Merrill Lynch Capital Appreciation Partnership No. B-II, which, as reported in the Schedule 13G, is the owner of record of shares representing approximately 3.29% of the outstanding Common Stock, and ML Offshore LBO Partners No. B-II which, as reported in the Schedule 13G, is the owner of record of shares representing approximately 1.92% of the shares; (ii) KECALP Inc. and Merrill Lynch MBP Inc., each of which acts as general partners of limited partnerships that are record owners of shares (no single limited partnership is the record holder of more than 5% of the outstanding Common Stock); and (iii) ML IBK Positions, Inc. that, as reported in the Schedule 13G, owns of record less than 1% of such shares. The Merrill Lynch Entities are deemed to have shared voting and investment power with other ML&Co. affiliates with respect to the shares of Common Stock deemed to be beneficially owned by them. The address for ML&Co., ML Group and ML IBK Positions, Inc. is 250 Vesey Street, World Financial Center, North Tower, New York, New York 10281. The address for each of the other Merrill Lynch Entities named above is 225 Liberty Street, New York, New York 10080.

(d) Pursuant to an amendment dated January 7, 1999 to a Schedule 13G filed with the Commission by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, FMR Corp. indicated that it had sole voting power with respect to 222,000 shares and shared voting power with respect to no shares, and each of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson indicated that they had sole dispositive power with respect to 1,649,450 shares. The address for each of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson is 82 Devonshire Street, Boston, MA 02109.

(e) Pursuant to a Schedule 13G dated February 10, 1999 and filed with the Commission by AMVESCAP PLC on behalf of itself and its subsidiaries AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisers, Inc., and INVESCO (NY) Asset Management, Inc. (collectively, "AMVESCAP"), AMVESCAP beneficially owns 1,325,800 shares and has shared voting power and shared dispositive power with respect to all such shares. The address for AMVESCAP is 11 Devonshire Square, London EC2M 4YR England, and 1315 Peachtree Street, N.E., Atlanta, Georgia 30309.
==============================================================================

(f) Pursuant to a joint Schedule 13G dated February 12, 1999 and filed with the Commission by Barclays Global Investors, N.A., and Barclays Global Fund Advisors ("Barclays"), Barclays is deemed to beneficially own and have sole dispositive power with respect to 1,292,660 shares and to have sole voting power with respect to 1,256,380 shares, as a result of holding such shares in trust accounts for the beneficiaries of those accounts. The address for Barclays is 45 Fremont Street, San Francisco, California 94105.

(g) The shares listed include shares subject to options exercisable within 60 days of March 22, 1999 as follows: Mr. Spainhour, 155,000 shares; Ms. DeRosa, 69,333 shares; Mr. Parks, 625 shares; Ms. Barandiaran, 51,465 shares; and Mr. Smith, 2,581 shares. The shares listed also include restricted shares which have not yet vested and which are subject to forfeiture, as follows: Mr. Spainhour, 25,000 shares; and Ms. DeRosa, 10,000 shares.

(h) James J. Burke, Jr. and Gerald S. Armstrong serve on the Board of Directors of the Company and Ann Taylor as designees of ML&Co. and certain of its affiliates. Both Mr. Burke and Mr. Armstrong disclaim beneficial ownership of the shares beneficially owned by the Merrill Lynch Entities.

(i) 3,000 of these shares are held by Mr. Armstrong's spouse, as custodian for their children. Mr. Armstrong disclaims beneficial ownership of these shares.

(i) Shares are held in a pension fund of which Ms. Lazarus' spouse is the sole beneficiary. Ms. Lazarus has no voting or investment power with respect to these shares.

(k) The shares listed include 279,004 shares subject to options exercisable within 60 days of March 22, 1999, and 35,000 restricted shares that have not yet vested and are subject to forfeiture.



                           SECTION 16(a) BENEFICIAL
                           ------------------------
                        OWNERSHIP REPORTING COMPLIANCE
                        ------------------------------

      Section 16(a) of the Securities Exchange Act of 1934 (as amended) (the "Exchange Act"), requires the Company's directors and certain officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of their ownership and changes in ownership of Common Stock. Copies of Section
16(a) reports are required to be furnished to the Company. Based solely on a review of the copies of such statements furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal year 1998, all transactions were reported on a timely basis, except that Mr. Hovsepian's initial statement of ownership was filed by the Compan's counsel one business day late.



===============================================================================

                               EXECUTIVE OFFICERS
                               ------------------

      The  following  table  sets  forth  certain  information   regarding  the
executive officers of the Company as of March 22, 1999:


NAME                                POSITION AND OFFICES
----                                --------------------

J. Patrick Spainhour .........      Chairman, Chief Executive Officer and
                                    Director of the Company and Ann Taylor

Patricia DeRosa ..............      President, Chief Operating Officer and
                                    Director of the Company and Ann Taylor

Walter J. Parks ..............      Senior Vice President--Chief Financial
                                    Officer and Treasurer of the Company and Ann Taylor

Jocelyn F.L. Barandiaran .....      Senior Vice President--General Counsel
                                    and Secretary of the Company and Ann Taylor

James M. Smith ...............      Vice President-Controller, Assistant
                                    Treasurer and Assistant Secretary of the Company and Ann Taylor

      Information regarding Mr. Spainhour and Ms. DeRosa is set forth above under "Incumbent Class I Directors" and "Nominees for Election as Class II Directors", respectively.

      WALTER   J.   PARKS,   AGE  40.   Mr.   Parks   has  been   Senior   Vice
President--Chief Financial Officer and Treasurer of the Company and Ann Taylor since February 1997. He has been employed by Ann Taylor since 1988 and has held various positions, including General Accounting Manager, Director of Financial Reporting and, from 1992 to 1995, Vice President of Financial Reporting, and from February 1995 to February 1997, Senior Vice President--Finance of the Company and Ann Taylor.

      JOCELYN F.L. BARANDIARAN, AGE 38. Ms. Barandiaran has been Senior Vice President--General Counsel and Secretary of the Company and Ann Taylor since October 1996. She served as Vice President--General Counsel and Secretary of the Company and Ann Taylor from May 1992 to September 1996.

      JAMES M. SMITH, AGE 37. Mr. Smith has been Vice President--Controller and Assistant Treasurer of the Company since March 1997, and has been Vice President--Controller and Assistant Treasurer of Ann Taylor since February 1995. He has also held the position of Assistant Secretary of both the Company and Ann Taylor since June 1998. From February 1993 to January 1995, Mr. Smith was Director of Financial Reporting for Ann Taylor.

===============================================================================

                          COMPENSATION COMMITTEE REPORT
                          -----------------------------
                           ON EXECUTIVE COMPENSATION
                           -------------------------


COMPENSATION PHILOSOPHY

      The Company's compensation practices are designed to attract, retain and motivate highly talented, results-oriented executives of experience and ability, and to provide these executives with appropriate incentives to achieve the Company's financial and strategic objectives. The Company's compensation programs are designed to "pay for performance", utilizing a combination of annual base salary, a cash incentive compensation program that rewards executives for achievement of short term objectives, and long term incentive programs, including a long-term cash incentive compensation plan and a stock option plan, that reward executives based on long term corporate performance.

      An executive's annual base salary generally is intended to be positioned within a range comparable to the competitive median salary, but the executive's targeted total compensation, including long term incentives, is intended to be positioned above median, up to approximately the 75th percentile of competitive practice, provided that performance objectives are achieved. In determining an individual executive's compensation, consideration is given to, among other things, the executive's experience and anticipated contribution to the Company, as well as to compensation paid to like executives at other companies. No specific weight is given to any of these considerations. The other companies used in evaluating the competitive position of the Company's compensation programs, as well as for evaluating the compensation of individual executives, consist of companies in the apparel and retail industries, including companies among the Dow Jones Specialty Apparel Retailers Index, to the extent information is available.

CASH COMPENSATION

      As noted above, an executive's base salary typically is set at an amount that is approximately at the median range of compensation for equivalent positions. Thus, base compensation alone is less than the executive's targeted total compensation level. In order to attain the targeted compensation level, the executive is dependent, in part, upon earning the variable, performance-based incentive component that is provided for under the Company's Management Performance Compensation Plan (the "Annual Performance Plan"). This cash compensation structure is intended to provide executives with a balance between compensation security and appropriate incentives to use their best efforts to cause the Company to achieve and exceed its strategic objectives.

      Under the Annual Performance Plan, each year the Compensation Committee establishes an annual threshold corporate earnings per diluted share target that must be achieved before incentive compensation may be paid to any participant under the plan for the year. For each participant, there may also be established personalized divisional, work unit and/or individual performance objectives. As a result, the individual's incentive compensation relates not only to the achievement of the Company's profit objective, but also reflects the individual participant's role in the Company, their scope of influence on corporate or divisional results, and their personal job performance. An incentive compensation matrix is also established for each incentive period that provides for increased payments under the plan, for exceeding plan targets.

      If the performance targets established under the Annual Performance Plan are achieved, incentive compensation is paid such that, when added to the executive's base compensation, the executive achieves his or her targeted cash compensation level. If the performance targets are exceeded, the executive's contribution to this performance is reflected by a greater incentive compensation payment under the plan. Similarly, failure to reach the stated performance objectives results in the executive's performance compensation, and thus total cash compensation, being less than the targeted level.

LONG TERM COMPENSATION

      The other principal component of executive compensation is the Company's long term incentive programs, which are intended to focus executives' efforts on the Company's long term financial performance and on enhancing the market value of the Common Stock. These objectives are achieved through a Long Term Cash Incentive Compensation Plan (the "Long Term Cash Plan") that, as described below, provides for cash rewards for achievement of long-term earnings targets, and through the Company's stock option plan, that gives executives a financial interest as beneficial owners of Company Common Stock.

      Under the Long Term Cash Plan, each year the Committee designates a consecutive three-year period as a "performance cycle", and establishes a three-year cumulative earnings per share target that must be achieved by the end of the three-year cycle, in order for incentive compensation to be paid under the plan at the end of the cycle. The Committee believes that there should be a direct correlation between achievement of these cumulative earnings per share targets and an increase in long term stockholder value. The Committee designated the three-year period of 1998-2000 as the first performance cycle under the Long Term Cash Plan, and established a three-year cumulative earnings per share target for this cycle. The Committee designated as participants under the Long Term Cash Plan for this cycle the Ann Taylor officers who are Senior Vice Presidents or above, comprising the Ann Taylor Executive Committee. These executives are expected to have the greatest effect on the Company's long term profitability and to enable the Company to meet and exceed its multi-year goals. As 1998 was the first year of the first three-year cycle under this plan, no compensation was payable to any executive under this plan for fiscal 1998.

      The Company also makes periodic grants of stock options, approximately annually. The exercise price for stock options is set at a price equal to or greater than the market price of the Common Stock at the time of the grant. As a result, the options do not have any value to the executive unless the market price of the Common Stock rises. The Company believes that stock options further align executives' interests with those of stockholders and focuses management on building long term stockholder value.
===============================================================================

      The Company may also make grants of shares of restricted stock when deemed necessary in order to attract or retain executives. Restricted stock awards are intended as special recognition for executives who make a superior contribution to achievement of the Company's goals, or in acknowledgment of the executive's potential for advancement beyond their current position.


ANALYSIS OF 1998 COMPENSATION OF CHIEF EXECUTIVE OFFICER

      The Compensation Committee reviews the compensation arrangements for the Company's Chairman and Chief Executive Officer annually, typically in the first quarter of the fiscal year.

      In determining Mr. Spainhour's total compensation for fiscal 1998, the Committee considered the terms of his employment agreement, his length of service with the Company as Chairman and Chief Executive Officer, the strategic plan developed by management under Mr. Spainhour's leadership during the preceding year, the Company's financial performance during the preceding year, future objectives and challenges for the Company, and Mr. Spainhour's individual performance and contributions to the Company. The Committee also considered competitive data regarding salaries and incentives awarded to other chief executives in the Company's industry and at Company competitors, among other things. In making its compensation decisions with respect to Mr. Spainhour, the Committee exercised its discretion and judgment based on the above factors, and no specific formula was applied to determine the weight of each factor.

      Despite the Company's disappointing financial performance in 1997, the Committee concluded that Mr. Spainhour had provided important leadership in the development of the Company's five-year strategic plan, and recognized that the execution and the success of the plan can only be measured over time, as the plan's initiatives are implemented. The Committee also believes that Mr. Spainhour provided important leadership in enhancing the Company's corporate culture, and in supporting a corporate environment that values talent and innovation.

      In accordance with the terms of the Company's employment agreement with Mr. Spainhour (described below under "Executive Compensation -- Employment Agreements"), his base compensation was increased to $725,000 effective
January 1, 1998, representing an 11.5% increase over the prior year. In addition to this base salary, the Committee assigned to Mr. Spainhour a performance percentage of 65% under the Annual Performance Plan for fiscal 1998, and a performance percentage of 50% under the Long Term Cash Plan for the 1998-2000 performance cycle. The Committee also granted Mr. Spainhour options to purchase 20,000 shares of Common Stock, vesting 25% per year on each of the first four anniversaries of the grant date and exercisable at a price equal to the market price of the Common Stock on the grant date.
===============================================================================

      The Committee believes that a significant portion of the target compensation for the Chief Executive Officer should be represented by incentive, performance compensation - payable only if the Company achieves its financial objectives. In fiscal 1998, the Company achieved record earnings of $39 million, or $1.44 per share on a diluted basis - well above the target range established by the Committee under the Annual Performance
Plan for 1998. As a result of this strong performance, under the Annual Performance Plan Mr. Spainhour was entitled to receive twice his performance percentage of 65% for 1998, the maximum payable to him under that plan. As a result, consistent with the Company's compensation philosophy, incentive compensation represented in excess of 55% of Mr. Spainhour's cash compensation for fiscal 1998.

      In recognition of the Company's 1998 financial performance under Mr. Spainhour's leadership, when reviewing executive compensation and making stock option grants to executives in March 1999, the Committee awarded to Mr. Spainhour additional options to purchase 50,000 shares of Common Stock. These options will become vested 25% per year on each of the first four anniversaries of the grant, and are exercisable at a price equal to the market value of the Common Stock at the date of grant.


                                          Rochelle B. Lazarus (Chairman)
                                          Gerald S. Armstrong
                                          James J. Burke, Jr.
                                          Hanne M. Merriman



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                           IN COMPENSATION DECISIONS

      As of the Record Date, ML&Co. and certain of its affiliates beneficially owned an aggregate of approximately ___% of the outstanding Common Stock.
Messrs. Armstrong and Burke serve on the Boards of Directors of the Company and Ann Taylor as representatives of ML&Co. and its affiliates. Accordingly, ML&Co. and its affiliates are in a position to influence the management of the Company. Messrs. Armstrong and Burke are also members of the Compensation Committee of the Board of Directors of the Company.


===============================================================================

                            EXECUTIVE COMPENSATION
                            ----------------------

      The  following  table sets  forth  information  regarding  the annual and long-term  compensation  awarded  or paid  for each of the  last  three  fiscal
years  to  the  Chief  Executive   Officer  and  the  four  other  most  highly
compensated executive officers of the Company as of January 30, 1999 (collectively, the "named executives").


                                   TABLE I
                                   -------
                   SUMMARY OF EXECUTIVE OFFICER COMPENSATION

                                        Annual Compensation                         Long-Term Compensation
                      ------------------------------------------------    ----------------------------------------------
                                                                          Restricted        Securities      All Other
Name and Position     Fiscal                            Other Annual      Stock Awards      Underlying      Compensation
Position              Year    Salary($)   Bonus($)(a)   Compensation($)        ($)          Options(#)        ($)(b)
--------              ----    ---------   -----------   ---------------   ------------      ----------      ------------


J. Patrick Spainhour   1998   $ 725,000    $ 942,500            --            --              20,000           $2,400
Chairman and Chief     1997     656,250       81,250            --            --                --              3,306
Executive Officer      1996     556,074      295,000            --        $1,378,125(c)      175,000              --


Patricia               1998     600,000      660,000            --            --              10,000
  DeRosa...........    1997     600,000      150,000       367,234(d)         --                --                --
President and Chief    1996      86,538           --            --           987,500(e)      100,000              --
Operating Officer

Walter J. Parks.....   1998     245,000      137,340            --            --                 --             2,400
Senior Vice            1997     245,000       15,313            --            --              16,000            2,438
President-Chief        1996     215,000       32,250            --            --               7,500            2,312
Financial Officer

Jocelyn F.L.           1998     233,004      121,450            --            --               4,200              --
  Barandiaran.......   1997     225,000       14,063            --            --              16,000              --
Senior Vice            1996     215,000       32,250            --            --               5,000              --
President-General
Counsel and Secretary

James M. Smith .....   1998     145,600       65,520            --            --               2,000            2,184
Vice                   1997     140,000        7,000            --            --               7,500            2,374
President-Controller,  1996     125,000       11,250            --            --               5,000            1,875
Assistant Treasurer
and Assistant
Secretary


(a) Bonus awards were earned pursuant to the Company's Management Performance Compensation Plan, except that a portion of the bonus amounts indicated for Mr. Spainhour for 1996 and for Ms. DeRosa for 1997 were guaranteed bonuses paid to them in accordance with the terms of their respective employment agreements with the Company.

(b) Represents contributions made by the Company on behalf of the named executives to its 401(k) Savings Plan.

(c) Represents the market value, on the date of the grant, of 75,000 restricted shares of Common Stock granted to Mr. Spainhour on December 13, 1996 in connection with his promotion to Chairman and Chief Executive Officer of the Company. The value of these shares as of January 30, 1999 was $2,906,250. Mr. Spainhour's rights to these shares vest with respect to one-third of the grant per year on each of the first three anniversaries of August 23, 1996, the effective date of his promotion, subject to his continued employment by the Company. Mr. Spainhour would be entitled to receive dividends on these restricted shares if any dividends are paid by the Company on its Common Stock.

(d)  Represents reimbursement of relocation expenses.

(e) Represents the market value, on the date of the grant, of 30,000 restricted shares of Common Stock and 20,000 restricted units granted to Ms. DeRosa on December 9, 1996 in connection with her commencement of employment, pursuant to her employment agreement with the Company. The value of these shares and units as of January 30, 1999, was $1,937,500. Ms. DeRosa's rights to these shares and units vest with respect to one-third of the grant per year on each of the first three anniversaries of December 9, 1996, the effective date of her employment agreement, subject to her continued employment by the Company. Ms. DeRosa would be entitled to receive dividends on the restricted shares if any dividends are paid by the Company on its Common Stock.


================================================================================

      The following table sets forth certain information with respect to stock options awarded during fiscal year 1998 to the named executives listed in Table I above. These option grants also are reflected in Table I. In accordance with Securities and Exchange Commission ("Commission") rules, the hypothetical realizable values for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Commission and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.



                                   TABLE II
                                   --------
                   STOCK OPTIONS GRANTED IN FISCAL YEAR 1998




                                                                                              Potential Realizable Value
                                                                                              at Assumed Annual Rates
                                                % of Total #                                      of Stock Price
                             # of Securities     of Options                                        Appreciation
                               Underlying        Granted to       Exercise                      for Option Term (b)
                                Options         Employees in        Price       Expiration    -----------------------
Name                           Granted(a)       Fiscal 1998      ($/Share)       Date            5%($)          10%($)
----                           ----------       ------------     ---------      ----------    --------       ---------
J. Patrick Spainhour......         20,000            8.5%         $ 15.50         4/21/08     $195,000        $494,000
Patricia DeRosa...........         10,000            4.2%           15.50         4/21/08       97,500         247,000
Walter J. Parks...........           --               --              --            --            --              --
Jocelyn F.L. Barandiaran..          4,200            1.8%           15.50         4/21/08       40,950         103,740
James M. Smith............          2,000            0.9%           15.50         4/21/08       19,500          49,400


(a) Options vest 25% per year on each of the first through fourth anniversaries of the date of grant, subject to earlier vesting upon the occurrence of one of the following "Acceleration Events": (i) any person (excluding ML Capital Partners and its affiliates, and certain other persons) becomes the owner of at least 20% of the outstanding Common Stock, (ii) a majority of the Board of Directors changes, or (iii) a merger or other specified event occurs.

(b) These columns show the hypothetical realizable value of the options at the end of the ten-year term of the options, assuming that the market price of the Common Stock subject to the options appreciates in value at the annual rate indicated in the table, from the date of grant to the end of the option term.


===============================================================================

     The following table shows the number of shares of Common Stock acquired by each executive officer upon the exercise of Company stock options during fiscal year 1998, and the aggregate dollar value realized by such executives upon such exercise, based upon the fair market value of the Common Stock on the date of exercise, as well as the number of all vested (exercisable) and unvested (not yet exercisable) stock options held by each executive officer at the end of fiscal year 1998, and the value of all such options that were "in the money" (i.e., the market price of the Common Stock was greater than the exercise price of the options) at the end of fiscal year 1998.


                                   TABLE III
                                   ---------
                   AGGREGATE OPTION EXERCISES IN FISCAL 1998
                       AND FISCAL YEAR END OPTION VALUES



                                   No. of Shares        $ Value       Number of Shares Underlying      $ Value of Unexercised
                                    Acquired on       Realized Upon      Unexercised Options           In-the-Money Options
                                    Exercise of       Exercise of        at End of Fiscal 1998         at End of Fiscal 1998
Name                               Stock Options      Options(a)      Exercisable/Unexercisable      Exercisable/Unexercisable
----                               -------------      ----------      -------------------------      -------------------------

J. Patrick Spainhour                     25,000       $ 412,500           150,000 / 20,000             $ 3,328,125 /$465,000
Patricia DeRosa                            --              --              83,000 / 27,000               1,462,875 / 532,125
Walter J. Parks                          21,218         240,705             7,499 / 17,753                 122,494 / 154,073
Jocelyn F.L. Barandiaran                   --              --              48,040 / 24,660                 851,982 / 352,794
James M. Smith                           10,623         104,678             4,584 / 11,793                  79,301 / 163,955


(a) Calculated based on the closing market price of the Common Stock on the date of exercise, less the amount required to be paid upon exercise of the option.

(b) Calculated based on the closing market price of the Common Stock of $38.75 on January 29, 1999, the last trading day in fiscal year 1998, less the amount required to be paid upon exercise of the option.

===============================================================================

      PENSION PLAN. Since 1989, Ann Taylor has maintained a defined benefit retirement plan for the benefit of its employees and those of its wholly owned subsidiaries, which is intended to qualify under Section 401(a) of the Code (as amended, the "Pension Plan"). Originally, the Pension Plan provided for calculation of benefits based on a "cash balance" formula. Effective January 1, 1998, the Pension Plan provides for calculation of benefits based on a "career average" formula instead of a cash balance formula.

      Under the "career average" formula, each participant's service and annual earnings are used to determine their annual pension accrual. During each participant's first ten years with Ann Taylor, their pension will accrue, for each year of participation in the Pension Plan, at the rate of 1.25% of their current year's pay up to the Social Security Wage Base ("Wage Base") plus 1.6% of any pay that exceeds the Wage Base, up to the maximum amount permitted by the Code. Upon completion of more than 10 years of service, the participant's annual pension accrual increases to 1.6% of the current year's pay, up to the Wage Base, plus 1.95% of any pay over the Wage Base, up to the maximum amount permitted by the Code.

      Pension benefits are fully vested after five years of service. Participants receive credit for service with Ann Taylor prior to July 1, 1989 for purposes of vesting, and for purposes of calculating benefits under the Pension Plan. There is no interruption in participation for those employees who were participants in the Pension Plan as of December 31, 1997; their cash balance benefit was frozen as of that date. Pension benefits for such employees who retire on or after January 1, 1998 are calculated using whichever of the two - the amount in their cash balance account as of December 31, 1997, or the career average formula - provides greater benefits.

      Under the Code, the annual compensation that may be taken into account for purposes of calculating benefits under the Pension Plan is limited to $160,000 (indexed for inflation). With the exception of Mr. Smith, all current executives named in Table I have annual compensation which exceeds this figure, and the calculation of benefits for these executives is based on the lower plan limitation amount.

      As of December 31, 1998, the credited years of service under the Pension Plan for Mr. Spainhour was 1.8 years; Ms. DeRosa one year; Mr. Parks 9.3 years; Ms. Barandiaran 5.7 years; and Mr. Smith 4.9 years. The estimated monthly retirement benefit, payable as a single life annuity, that would be payable to each of the executives named in Table I who were participants in the Pension Plan during fiscal 1998, assuming (i) no increases in income and
(ii) retirement and the commencement of benefit payments at age 65, is as follows: Mr. Spainhour, $3,949; Ms. DeRosa, $4,378; Mr. Parks, $7,295; Ms. Barandiaran, $7,305; and Mr. Smith, $7,193. These benefits would not be subject to any reduction for social security or other offset amounts.

      EMPLOYMENT AGREEMENTS. Spainhour Employment Agreement. Effective as of February 19, 1996, the Company and Mr. Spainhour entered into an employment agreement in connection with his commencement of service as an employee of the Company. This agreement was amended as of August 23, 1996 (as amended, the "Spainhour Agreement"), in connection Mr. Spainhour's promotion to Chairman and Chief Executive Officer of the Company. The Spainhour Agreement provides for Mr. Spainhour's employment as Chairman and Chief Executive Officer of the Company for a term of three years, which term is automatically extended on an annual basis for one additional year unless either party provides notice that it does not wish to extend the term (a "Nonrenewal Notice"). Under the Spainhour Agreement, effective January 1, 1998, Mr.
Spainhour is entitled to an annual base salary of not less than $725,000. Mr. Spainhour also is entitled to participate in the Company's annual bonus and stock option plans, as well as other Company benefit programs.

      Pursuant to the terms of the Spainhour Agreement, Mr. Spainhour was granted, under the Stock Option Plan, an option to purchase 100,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date Mr. Spainhour commenced employment with the Company (February 19, 1996). These options vested 50% on each of the first two anniversaries of the date of grant. In addition, in connection with his promotion to Chairman and Chief Executive Officer of the Company, Mr. Spainhour received (i) a "performance vesting" option to purchase 75,000 shares of Common Stock under the Stock Option Plan, at an exercise price equal to the fair market value of the Common Stock on the date of grant, which option vests on the ninth anniversary of the date of grant, subject to earlier vesting upon the occurrence of certain performance criteria and subject to accelerated vesting and termination in accordance with the terms of the Stock Option Plan; and (ii) 75,000 restricted shares of Common Stock, one-third of which vest on each of the first three anniversaries of August 23, 1996, subject to accelerated vesting in accordance with the terms of the Stock Option Plan, or upon the termination of Mr. Spainhour's employment other than for Cause or by Mr. Spainhour for Good Reason (as such terms are defined in the Spainhour Agreement).
===============================================================================

      In the event of termination of Mr. Spainhour's employment by the Company without Cause, or by Mr. Spainhour for Good Reason, or in the event of the expiration of the term of the Spainhour Agreement by reason of a Nonrenewal Notice provided by the Company, Mr. Spainhour shall be entitled, among other things, to receive, for the longer of one year or the remaining term of the Spainhour Agreement, an amount representing his salary plus the average of his last three annual bonuses, subject to Mr. Spainhour's compliance with the noncompete and nonsolicitation provisions of the Spainhour Agreement. If any payments or benefits received by Mr. Spainhour would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Mr. Spainhour such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to such excise tax.

      DeRosa Employment Agreement. On November 25, 1996, the Company and Ms. Patricia DeRosa entered into an employment agreement (the "DeRosa Agreement") providing for her employment as President and Chief Operating Officer of the Company for a term of three years. Under the terms of the DeRosa Agreement, Ms. DeRosa is entitled to an annual base salary of not less than $600,000 and is entitled to participate in the Company's annual bonus and stock option plans, as well as other Company benefit programs.

      Pursuant to the terms of the DeRosa Agreement, Ms. DeRosa was granted under the Stock Option Plan an option to acquire 100,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on November 25, 1996. One half of these options are "time vesting" options, one-third of which become exercisable on each of the first three anniversaries of December 9, 1996 (the "Effective Date"). The other half of the options are "performance vesting" options which vest on the ninth anniversary of Ms. DeRosa's employment, subject to earlier vesting upon the occurrence of certain performance criteria and subject to accelerated vesting and termination in accordance with the terms of the Stock Option Plan. In addition, Ms. DeRosa received 30,000 restricted shares of Common Stock and 20,000 restricted units, which represent the right to receive a cash payment based on the closing price of the Common Stock on the trading date immediately preceding the date the restrictions lapse. One-third of each of the restricted shares and restricted units vest on each of the first three anniversaries of the Effective Date.
===============================================================================

      In the event of termination of Ms. DeRosa's employment by the Company without Cause or by Ms. DeRosa for Good Reason, Ms. DeRosa shall be entitled, among other things, to receive (i) for the longer of one year or the remaining term of the DeRosa Agreement, an amount representing her base salary and (ii) the bonus for the season in which the date of termination occurs, pro rated to reflect the number of days in such season through the date of termination, subject to Ms. DeRosa's compliance with the noncompete and nonsolicitation provisions of the DeRosa Agreement. Any unvested restricted shares and restricted units would also vest at such time. If any payments or benefits received by Ms. DeRosa would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Ms. DeRosa such additional amounts as may be necessary to place her in the same after-tax position as if the payments had not been subject to such excise tax.


                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING
                 ---------------------------------------------

      In accordance with Rule 14a-8 under the Securities Exchange Act, any stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company no later than December 4, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

      Section 9 of Article II of the Company's By-Laws provides that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described below is given and on the record date for the annual meeting, and must have given timely prior written notice to the Secretary of the Company. To be timely for the 2000 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to May 18, 2000, which will be the anniversary date of the prior year's meeting (or if the meeting date for the 2000 Annual Meeting is not within thirty days before or after the anniversary date of the prior year's meeting, then not later than the tenth day following the day on which the notice of the date of the meeting was mailed or public disclosure thereof is made). Such notice must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, address, occupation, and class and number of shares of Common Stock beneficially owned by the proposed nominee and the name, address and class and number of shares of Common Stock beneficially owned by such stockholder.

      In addition, Section 10 of Article II of the Company's By-Laws provides that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company, such stockholder must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely for the 2000 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to May 18, 2000, which is the anniversary date of the prior year's meeting (or if the meeting date for the 2000 Annual Meeting is not within thirty days before or after the anniversary date of the prior year's meeting, then not later than the tenth day following the day on which the notice of the date of the meeting was mailed or public disclosure thereof is made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of Common Stock beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed.

===============================================================================

                            ADDITIONAL INFORMATION
                            ----------------------

      Copies of the Company's 1998 Annual Report to Stockholders, which includes audited financial statements, are being mailed to stockholders of the Company with this Proxy Statement. Additional copies of the Annual Report are available without charge upon request. Requests should be addressed to the Secretary, AnnTaylor Stores Corporation, 142 West 57th Street, New York, New York 10019.


                                                   ANNTAYLOR STORES CORPORATION


NEW YORK, NEW YORK
April 2, 1999



===============================================================================

                       AMENDMENT TO AMENDED AND RESTATED
                       ---------------------------------
                         CERTIFICATE OF INCORPORATION
                         ----------------------------
                                      OF
                                      --
                         ANNTAYLOR STORES CORPORATION
                         ----------------------------



The first paragraph of Article FOURTH of the Company's Amended and Restated Certificate of Incorporation shall be amended to read as follows:

      Article   FOURTH.   The  total  number  of  shares  of  stock  which  the
      -------   -------
      Corporation shall have authority to issue is one hundred and twenty million (120,000,000) shares of Common Stock, each having a par value of sixty eight-one hundredths of one cent ($.0068), and two million (2,000,000) shares of preferred stock, each having a par value of one cent ($.01).



===============================================================================

                                                                    EXHIBIT   B

                         ANNTAYLOR STORES CORPORATION
                         ----------------------------
                    ASSOCIATE DISCOUNT STOCK PURCHASE PLAN
                    --------------------------------------


      1.   PURPOSE.   AnnTaylor  Stores   Corporation  hereby  establishes  the
           --------
AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan, effective as of May 18, 1999. This Plan is designed to provide eligible employees of the Company and its Designated Subsidiaries who wish to become shareholders in the Company with a convenient method of purchasing Common Stock through payroll deductions. It is believed that associate participation in the ownership of the Company will be to the mutual benefit of both associates and the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.


      2.   DEFINITIONS.  As used in this Plan, the following  capitalized terms
           -----------
shall have the meanings set forth below:



           (a) "Account" means the funds accumulated under the Plan with respect to an individual Participant as a result of deductions from the Participant's paycheck for the purpose of purchasing stock under this Plan. The funds allocated to a Participant's Account shall remain the property of the Participant at all times but may be commingled with the funds of other Participants or the Company.

           (b)  "Board" means the Board of Directors of the Company.

           (c) "Brokerage Investment Account" shall mean the Plan account at a brokerage firm selected by the Company, that is established for each Participant and in which all shares purchased by the Participant pursuant to the Plan are held until withdrawn, sold or delivered pursuant to Section 7 hereof.

           (d) "Business Day" means Mondays through Fridays, but excluding days on which banking institutions in the State of New York are required by law or regulation to be closed.

           (e) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any further legislation or regulation amending, supplementing or superseding such section or regulation.

           (f) "Committee" means any committee appointed by the Board to administer the Plan. The members of the Committee shall serve at the pleasure of the Board. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

===============================================================================

           (g) "Common Stock" means the common stock, par value $.0068, of the Company.

           (h)  "Company" means AnnTaylor Stores Corporation.

           (i) "Compensation" means a Participant's salary, wages, commissions, overtime pay, cash payments for incentive compensation and other special cash payments, except to the extent that any such item is specifically excluded by the Board of Directors. "Compensation" does not include sign-on bonuses, severance payments, car allowances, relocation expenses, moving expenses, or any other payment which could be considered as reimbursement for expenses, or non-cash compensation.

           (j) "Contribution" means amounts withheld by the Company, or a Subsidiary of the Company, from the Compensation of a Participant through payroll deductions under and in accordance with Section 6 of this Plan.

           (k) "Custodian" means the party or parties acting as such under the Servicing Agreement.

           (l) "Eligible Employee" has the meaning given to it in Section 4 of this Plan.

           (m) "Employee" means any salaried or hourly employee (including officers) of the Company or any of its Designated Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. No Board member who is not also an employee of the Company or any of its Designated Subsidiaries shall be eligible to become a Participant under this Plan. For the purposes of this Plan, the employment relationship shall be treated as continuing intact while an Employee is on any Company-approved leave of absence.

           (n) "Fair Market Value" means, as of any given date, the closing price of the Company's Common Stock on the New York Stock Exchange on the day immediately preceding such date. In the event that such price is not available, then the Fair Market Value of the Common Stock will be determined by the Committee in good faith, taking into account the most recent trading price of the Common Stock on the New York Stock Exchange, and such determination will be conclusive.

           (o) "Offering Commencement Date" means the first day of each Offering Period in which there will be an offering, starting with August 1, 1999, and then each subsequent February 1 and August 1, until the Plan terminates, if such date is a Business Day, or the first Business Day following such date. A different date may be set by resolution of the Board. This is the date on which the offering commences. On each such date, the Company shall commence an offering by granting each Participant an option to purchase shares on the Purchase Date. Each option so granted shall be exercisable for the number of shares described in Section 7(a) herein, and shall be exercisable only on the Purchase Date.

===============================================================================

           (p) 'Offering Period" means the six-month period commencing with the Offering Commencement Date, during which Participants accrue funds in their Accounts. Each such period shall commence on August 1 or February 1 of each year that the Plan is in effect, starting with August 1, 1999. The Board shall have the power to change the duration and/or the required frequency of the Offering Periods under the Plan with respect to future offerings and shall use its best efforts to notify Employees of any change at least 15 days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven months after its date of grant.

           (q) "Participant" means an Eligible Employee who has enrolled as a Participant in accordance with Section 6 of this Plan and whose participation has not terminated under Section 9 hereof.

           (r)  "Plan"  means  this  AnnTaylor  Stores  Corporation   Associate
Discount Stock Purchase Plan, as amended from time to time.

           (s) "Purchase Date" means the last day of each Offering Period (or, if such day is not a Trading Day, then the immediately preceding Trading
Day), on which the funds in the Participant's Account shall be used to purchase shares of stock of the Company pursuant to this Plan.

           (t) "Servicing Agreement" means an agreement entered into by and between the Company and the Custodian governing certain terms and conditions of the Plan and its operations. Such agreement may be modified from time to time.

           (u) "Subsidiary" means any corporation of which the Company now owns, or hereafter acquires, directly or indirectly, at least a majority of the outstanding voting capital stock. A "Designated Subsidiary" means any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in this Plan.

           (v) "Trading Day" means any Business Day on which the New York Stock Exchange, other national stock exchanges and the Nasdaq system are open for trading.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


      3.   SHARES  SUBJECT  TO THE PLAN.  (a)  Number  Available.  The  maximum
      --   ------  -------
number of shares that will be offered under the Plan is 250,000 shares of Common Stock.
===============================================================================

      (b) CHARACTER OF SHARES TO BE ISSUED. Shares sold under the Plan may be authorized and unissued shares or treasury shares.


      (c) INSUFFICIENT NUMBER OF SHARES AVAILABLE. If the total number of shares for which options are to be granted on any date in accordance with this Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each Participant affected thereby.


      (d) ADJUSTMENTS. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.


      4.   ELIGIBILITY.   (a) Employees  Eligible to Participate.  Any Employee
           ------------       -----------------------------------

of the Company or a Designated Subsidiary is eligible to participate in this Plan, except (i) Employees who are classified as "seasonal employees" and
(ii) Employees who are citizens of a foreign country the laws of which prohibit the granting of options hereunder to its citizens.


      (b) RESTRICTIONS ON AMOUNT OF STOCK WHICH MAY BE PURCHASED. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code); or (ii) which permits such Employee's right to purchase stock under all employee stock purchase plans (as described in section 423 of the Code) of the Company and any Subsidiary to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for any calendar year in which at such option would be outstanding at any time. Any amounts received from an Employee which cannot be used to purchase stock as a result of this limitation will be returned to the Employee as soon as practicable, without interest.


      5.  OFFERINGS. (a)  There will be two annual consecutive  offerings under
          ---------
the Plan. The first offering shall commence on August 1, 1999. Thereafter, offerings shall commence on each subsequent February 1 and August 1, and the final offering under this Plan shall commence on February 1, 2009 and terminate on July 31, 2009.
===============================================================================

      (b) Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering. Unless the Participant withdraws from the Plan, or their participation in the Plan otherwise terminates as provided in Section 9, participation shall carry over from one Offering Period to the next, until the end of the final offering.

      6.   ELECTION TO PARTICIPATE, ENROLLMENT AND PAYROLL DEDUCTIONS.  (a)
           ----------------------------------------------------------
An Eligible Employee may become a Participant by completing an enrollment agreement provided by the Company and filing it with the Company at least two weeks prior to the Offering Commencement Date of the offering to which it relates. At that time, the Employee shall elect to have deductions made from his or her Compensation on each payday during the time the Employee is a Participant in an offering, at the rate of one percent to 15 percent (in increments of 1% only) of the Employee's Compensation, as specified by the Employee in their enrollment agreement.

      (b) Payroll deductions for a Participant shall commence as of the Offering Commencement Date and shall end on the last day of such Offering Period, unless earlier terminated by the Participant as provided in Section 9.

      (c) All payroll deductions made for a Participant shall be credited to the Participant's Account under the Plan. No interest will be earned on such payroll deductions. A Participant may not make any separate cash payment into such Account nor may payment for shares be made other than by payroll deduction.

      (d) A Participant may discontinue participation in the Plan as provided in Section 9, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the rate of the Participant's payroll deductions for that Offering Period.

      (e) A Participant may modify the information set forth in such enrollment agreement (including the rate of the Participant's payroll deductions for Contributions) at any time and from time to time by submitting a new enrollment agreement to the Company, which will become effective with the first Offering Commencement Date after receipt thereof by the Company or, if such new agreement is received less than fifteen days before the Offering Commencement Date, then effective with the next following Offering Commencement Date.

      7.   PURCHASE  OF  SHARES.  (a)  Number  of  Options.  On  each  Offering
           --------------------        -------------------
Commencement Date, the Company shall be deemed to have granted to each Employee who was a Participant on such day an option to buy as many full shares of Common Stock as the Participant will be able to buy with the Contributions credited to the Participant's Account during the Offering Period in which such Offering Commencement Date occurs.

      (b) EXERCISE OF OPTION. On the Purchase Date, each Participant shall be deemed to have exercised the options granted by Section 7(a), and shall be deemed to have purchased, at the option purchase price determined in accordance with Section 7(c) hereof, such number of full shares of Common Stock reserved for the purpose of the Plan as the Contributions credited to the Participan's Account during the Offering Period in which the Purchase Date occurs will pay for.

===============================================================================

      (c) OPTION PURCHASE PRICE. The option purchase price per share on any Purchase Date shall be the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date for the Offering Period in which the Purchase Date occurs and (ii) 85% of the Fair Market Value of the Common Stock on such Purchase Date.

      (d) EVIDENCE OF STOCK OWNERSHIP. Promptly following the end of each Offering Period, the number of shares of Common Stock purchased by each
Participant on the Purchase Date shall be deposited into a Brokerage Investment Account established in the Participant's name with the Custodian. The Participant may, upon advance notice to the Company at the time of enrollment, direct that the Brokerage Investment Account be established in the names of the Participant and one other person designated by the Participant, as joint tenants with the right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

      (e)  RISK. Participants  assume all the risks associated with any decrease
in  the   value   of  their   Brokerage   Investment   Accounts.   Participants
specifically assume the risk that the balance in their Brokerage Investment Accounts may be more or less than the amount of Common Stock that they may have purchased pursuant to this Plan.

      (f) SALE OF COMMON STOCK. A Participant shall have the right to withdraw all or any number of full shares in his or her Brokerage Investment Account and (i) to receive certificates representing such shares, or (ii) to direct the Custodian to sell all or any portion of such shares and to receive the net proceeds of such sale. Following receipt of a request to sell shares, the Custodian shall, subject to the regulations of the Securities and Exchange Commission and unless otherwise agreed to between the Custodian and the Participant, make such sale for the Participant on the next Business Day or as soon thereafter as practicable.

      8.  ADMINISTRATION. (a)  Commissions  and  Expenses.  Except as set forth
          --------------
in the next sentence, the Company shall be responsible for, and pay to the Custodian, all fees, expenses and commissions relating to the establishment and maintenance of Brokerage Investment Accounts, in accordance with the fee schedule agreed to between the Company and the Custodian in the Service Agreement. The foregoing notwithstanding, any fees, expenses and commissions relating to the sale of Common Stock, the purchase of Common Stock with funds other than payroll deductions, and the purchase and sale of anything other than Common Stock, shall be the responsibility of, and paid for by, the Participant.
===============================================================================

      (b)  POWERS  OF THE  COMMITTEE.  The Plan  shall be  administered  by the
Committee. The Committee may delegate any or all of its authority hereunder to such officer or officers of the Company as it may designate. The
Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan and construe its provisions. Any determination by the Committee in carrying out, administering or construing this Plan shall be final and binding for all purposes and upon all interested persons and their respective heirs, successors, and legal representatives.

      (c) EMPLOYEES' RIGHTS AS SHAREHOLDERS. No Participant shall have any rights as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 7 of this Plan and the stock has been issued by the Company. The Custodian shall provide a Quarterly Statement to each Participant showing all the transactions in the Participan's Brokerage Investment Account, and the number of shares of Common Stock in such Brokerage Investment Account.

      (d) VOTING RIGHTS. The Custodian shall vote whole shares of Common Stock held in a Participan's Brokerage Investment Account upon receipt of, and in accordance with, written directions timely received from the
Participant. If the Custodian receives no such directions, the Custodian shall vote such shares in its discretion, subject to applicable regulations.

      (e) LIMITATIONS. No action of the Company or of the Board in establishing this Plan, nor any action taken by the Company, any Designated Subsidiary, the Board or the Committee or its delegates under this Plan, nor any provision of this Plan, shall be construed as conferring upon any Employee any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

      9.   TERMINATION OF  PARTICIPATION.  (a)  Termination  of  Participation.
           -----------------------------
A Participan's Participation in the Plan shall continue until the earliest of: (i) such time as the Participant notifies the Company in writing that the Participant wishes to withdraw from the Plan and such withdrawal becomes effective, in accordance with Section 9(b) hereof; (ii) the date of the
Participan's   separation   of  employment  of  the  Company  or  any  of  its
Subsidiaries; and (iii) the termination of the Plan.

      (b) WITHDRAWAL BY PARTICIPANT. A Participant may withdraw from an offering, in whole but not in part, at any time prior to the last Business Day of such offering, by delivering a new enrollment agreement to the
Company. A withdrawal will be effective only if it is received by the Company as least 15 calendar days before the proposed date of withdrawal, provided that the Committee, in its discretion, may specify (on a uniform and nondiscriminatory basis) an earlier or later deadline for the submission of enrollment forms. When a withdrawal becomes effective, the Participan's payroll deductions shall cease, and all amounts then credited to the
Participan's   Account  shall  be  distributed  to  the  Participant   without
interest.

===============================================================================

      (c)  LOSS OF ELIGIBILITY. Participation  in   the    Plan    shall    be
automatically terminated upon the cessation of the Participan's status as an Eligible Employee for any reason, including separation of employment. As
soon  as  practicable  after  such  separation,   the   Participan's   payroll
deduction  Contributions  shall  cease and all  amounts  then  credited  to the
Participan's  Account  shall  be  distributed  to  the  Participant,   without
interest.

      (d) RE-ENTRY. To re-enter the Plan as a Participant, an Eligible Employee must complete and deliver to the Company a new enrollment agreement, in accordance with Section 6 hereof.

      (e) RIGHTS NOT TRANSFERABLE. No Employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Employe's Account or any rights with regard to the exercise of an option to purchase shares under the Plan. If any such action is taken by the Employee, or any claim is asserted by any other person in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw from the Plan.

      (f) DEATH. In the event of the death of the Participant, the amount of payroll deductions not theretofore invested shall be refunded to the Participant's estate, without interest, such payment to be made as soon as practicable.

      10.  AMENDMENT  OR  TERMINATION  OF THIS PLAN.  The Board at any time and
           -----------------------------------------
from time to time may modify, amend, suspend or terminate this Plan or any part hereof, without notice, provided that no amendment that requires stockholder approval in order to comply with Section 423 of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company. Amendments will not adversely affect stock options that have already been granted.

      11.  COMPLIANCE  WITH SECTION 423.  This Plan is designed and intended to
           -----------------------------
comply with Section 423 of the Code, and all provisions hereof shall be construed in a manner to so comply.


===============================================================================

                     ANNTAYLOR STORES CORPORATION
                     ----------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANNTAYLOR
------------------------------------------------------------------------
STORES CORPORATION FOR THE ANNUAL MEETING TO BE HELD ON MAY 18, 1999.
---------------------------------------------------------------------

The undersigned hereby appoints J. Patrick Spainhour, Patricia DeRosa and Jocelyn F.L. Barandiaran, and any of them, proxies of the undersigned with full power of substitution to vote all shares of Common Stock, par value $.0068 per share, of AnnTaylor Stores Corporation (the "Company") owned or held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Rihga Royal Hotel, 151 West 54th Street, 54th floor, New York, New York, on May 18, 1999 at 9:00 a.m. local time and at any adjournment or postponement thereof. Such proxies are directed to vote as set forth below.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN (A) AND "FOR
  ---------------------------------------------------------------------------
                       "THE PROPOSALS IN (B), (C) AND (D).
                       -----------------------------------

(A) ELECTION OF THE FOLLOWING NOMINEES AS CLASS II DIRECTORS: James J. Burke, Jr., Patricia DeRosa and Ronald W. Hovsepian (for terms to expire at the 2002 annual meeting).

     [ ] FOR ALL NOMINEES             [ ] AUTHORITY WITHHELD FOR ALL NOMINEES

     [ ] AUTHORITY WITHHELD FOR THE FOLLOWING NOMINEES ONLY: (write the name of such nominees in the space provided)______________________________


(B) PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 40 MILLION TO 120 MILLION as described in the Proxy Statement.

     [ ] FOR           [ ] AGAINST          [ ] ABSTAIN


(C) PROPOSAL TO ADOPT THE COMPANY'S ASSOCIATE DISCOUNT STOCK PURCHASE PLAN as described in the Proxy Statement.

    [ ] FOR            [ ] AGAINST          [ ] ABSTAIN


(D) PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors for the Company for fiscal year 1999.

     [ ] FOR           [ ] AGAINST           [ ] ABSTAIN


(E)  IN THEIR JUDGMENT, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS
     ANNUAL MEETING.                  (Continued and to be signed on other side)
===============================================================================

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN (A), "FOR" THE PROPOSALS IN (B), (C) AND (D), AND IN ACCORDANCE WITH THE JUDGMENT OF SUCH PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


                                       Dated ____________________________, 1999
                                       ________________________________________
                                       ________________________________________
                                                    (Signature)

                                      Please mark, date, sign and return this proxy in the enclosed envelope.
                                      Please  sign as names  appear  at left.
                                      When  signing  as agent,  attorney,  or
                                      fiduciary,  or for a corporation or
                                      partnership,  indicate the capacity in
                                      which you are signing. Shares registered in joint names should be signed by each joint tenant or trustee.